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                                                               Exhibit 10(lxxix)



                              AGREEMENT OF MERGER


        This AGREEMENT AND PLAN OF MERGER ("Merger Agreement") is made and entered into as of December 20, 1993, by and among YALE MATERIALS HANDLING CORPORATION, a Delaware corporation ("Yale"), HYSTER COMPANY, a Delaware corporation ("Hyster Delaware"), and HYSTER-YALE MATERIALS HANDLING, INC., a Delaware corporation ("H-Y")

                                   RECITALS

        A. Yale is a corporation duly organized and existing under the laws of the State of Delaware. Hyster Delaware is a corporation duly organized and existing under the laws of the State of Delaware. H-Y is a corporation duly organized and existing under the laws of the State of Delaware.

        B. As of the date of this Merger Agreement, Yale has authority to issue 1,000 shares of common stock, $1.00 par value, of which 1,000 shares are issued and outstanding. As of the date of this Merger Agreement, Hyster Delaware has authority to issue 10 shares of common stock, no par value, of which 10 shares are issued and outstanding.

        C. Since 1984, H-Y or the parent company of H-Y has held all the issued and outstanding shares of Yale. In 1989, H-Y acquired all of the issued and outstanding shares of the current parent company of Hyster Delaware, which current parent company is Hyster Company, an Oregon corporation ("Hyster") (Hyster Delaware and Hyster referred to collectively as "Hyster"). Hyster and Yale are in the same industry and both design, manufacture, and sell materials handling equipment. Since 1989. H-Y has integrated the operational and administrative functions of Hyster and Yale to achieve cost savings and operational and administrative efficiencies. H-Y has determined that additional business operational and administrative efficiencies will be achieved by the merger of Yale and Hyster into one legal entity. The efficiencies that will be achieved by that merger include, without limitation, elimination of duplicative state tax and corporate filings; elimination of duplicative payrolls; simplification of purchasing; elimination of duplicative inventories and inventory systems and savings in accounting and other administrative costs.

        D. Based on the above, the Boards of Directors of Yale and Hyster Delaware have determined it is advisable and to the advantage of Hyster Delaware, Yale, H-Y, and H-Y's shareholders that Yale merge with and into Hyster Delaware upon the terms and conditions herein provided pursuant to Section 251 of the General






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Corporation Law of the State of Delaware, and the Boards of
Directors of Yale and Hyster Delaware have approved this Merger
Agreement.

        NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that Yale shall merge with and into Hyster Delaware on the following terms, conditions, and other provisions:

                                   AGREEMENT

        SECTION 1.1.  THE MERGER.  At the Effective Time (as defined in Section
1.2 hereof) and subject to and upon the terms and conditions of Delaware law, Yale will be merged with and into Hyster Delaware, the separate corporate existence of Yale shall cease, and Hyster Delaware shall continue as the surviving corporation ("Surviving Corporation").

        SECTION 1.2. EFFECTIVE TIME. The effective time of the merger shall be 12:01 a.m. (EST), January l, 1994 ("Effective Time"). The parties hereto shall cause the merger to be consummated by filing prior to January 1, 1994, a Certificate of Merger with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of Delaware law.

        SECTION 1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the merger shall be as provided in the applicable provisions of Delaware law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of Yale and Hyster Delaware shall vest in the Surviving Corporation. and all debts, liabilities and duties of Yale and Hyster Delaware shall become the debts, liabilities and duties of the Surviving Corporation.

        SECTI0N 1.4.  CERTIFICATE OF INCORPORATION.

        A. As of the Effective Time, the following provisions of Hyster Delaware's Certificate of Incorporation are amended as follows:

        1.  ARTICLE I.  Article I is amended to read in its entirety as follows:

        "The name of the corporation is NACCO Materials Handling Group, Inc."



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          2.  ARTICLE V.  Article V is amended to read in its entirety as follows:

          "The total number of shares of all classes of stock that the corporation shall have authority to issue is twenty (20) shares of common stock. All of such shares shall be without par value."

The Certificate of Incorporation of Hyster Delaware, as so amended, shall continue to be the Certificate of Incorporation of the Surviving Corporation.

          B. The Bylaws of Hyster Delaware in effect at the Effective Time shall continue to be the Bylaws of the Surviving Corporation.

          SECTION 1.5. DIRECTORS AND OFFICERS. At the Effective Time, the directors of Hyster Delaware shall be the Directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation, as amended, and Bylaws of the Surviving Corporation until their successors are elected and qualified or until their prior resignation, removal or death. At the Effective Time, the officers of Hyster Delaware shall be the officers of the Surviving Corporation, who in each case shall serve until their successors are elected and qualified or until their prior resignation, removal, or death.

          SECTION 1.6. NO EFFECT ON HYSTER DELAWARE SHARES; CONVERSION OF YALE SHARES. At the Effective Time, by virtue of the merger and without any action on the part of Hyster Delaware or Yale or the holders of any of the following securities, the following shall occur:

          A. Each share of common stock of Hyster Delaware that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

          B. Each share of the common stock of Yale that is issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one-hundredth (1/100th) of one of the validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation. The holders of Yale stock certificates shall not be required to surrender the same in exchange for certificates of common stock in Hyster Delaware, but as certificates nominally representing shares of common stock of Yale are surrendered for transfer, Hyster Delaware will cause to be issued certificates representing shares of common stock of Hyster Delaware, and, at any time upon surrender by any holder of a certificate nominally representing

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shares of common stock of Yale, Hyster Delaware will cause to be issued there for a certificate for a like number of shares of common stock of Hyster
Delaware.

          C. No fractional shares of the Surviving Corporation shall be issued upon conversion of the shares of common stock of Yale, and any shares of Yale that do not qualify for conversion, because conversion as provided above would result in issuance of fractional shares of the Surviving Corporation, shall be cancelled as of the Effective Time.

          SECTION 1.7. AMENDMENT AND TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Merger Agreement may be terminated and abandoned by the Boards of Directors of any constituent corporation at any time prior to the date of filing the Certificate of Merger with the Secretary of State of Delaware. This Merger Agreement may be amended by the Boards of Directors of the constituent corporations at any time prior to the date of filing the Certificate of Merger with the Secretary of State of Delaware, provided that an amendment made subsequent to the adoption of this Merger Agreement by the stockholders of any constituent corporation shall not
(l) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

          SECTION 1.8. FURTHER ASSURANCES. From time to time, as and when required by Hyster Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Yale such deeds, conveyances, agreements, acknowledgments and other instruments, and there shall be taken or caused to be taken by Yale such further and other actions as are necessary or desirable to vest, confirm, perfect, or acknowledge, of record or otherwise, in and to Hyster Delaware title to and possession of all property, interests, assets, rights, privileges, powers, franchises and authority of Yale, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Hyster Delaware are fully authorized, in the name and on





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behalf of Yale or otherwise, to take any and all such action and to execute and deliver any and all such deeds, conveyances, agreements, acknowledgments and other instruments.

          IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Boards of Directors of Yale and Hyster Delaware, is hereby executed on behalf of each of said corporations and H-Y and attested by a duly authorized officer of Yale, Hyster Delaware and H-Y.

                                   HYSTER COMPANY,
                                   a Delaware corporation


                                   By  /s/ Reginald R. Eklund
                                     ------------------------------
                                     Reginald R. Eklund
                                     Vice President
ATTEST:


/s/ Bergen I. Bull
- ------------------------------
Bergen I. Bull, Secretary

                                   YALE MATERIALS HANDLING
                                     CORPORATION, a Delaware
                                     corporation

                                   By  /s/ Reginald R. Eklund
                                     ------------------------------
                                     Reginald R. Eklund
                                     Vice President
ATTEST:


/s/ Bergan I. Bull
- ------------------------------
Bergen I. Bull
Assistant Secretary
                                   HYSTER-YALE MATERIALS
                                     HANDLING, INC
                                     a Delaware corporation

                                   By  /s/ Reginald R. Eklund
                                     ------------------------------
                                     Reginald R. Eklund, President
ATTEST:


/s/ Bergan I. Bull
- ------------------------------
Bergen I. Bull, Secretary






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